SHARE PURCHASE AGREEMENT
股份购买协议

AGREEMENT dated April 27, 2009 by and among WUXI BAOSHIYUN AUTOCYCLE CO., LTD. and MR. BAO JIN. (hereinafter referred to collectively as the “Selling Shareholders”); CASHTECH INVESTMENT LIMITED, a company organized under the International Business Companies Act of the British Virgin Island with the register number of 578455 (hereinafter referred to as “Cashtech”); and ADVANCED BATTERY TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (hereinafter referred to as “ABAT”).

2009年4月27日签约， 无锡宝时运自动车有限公司和包进先生（以下统称为“售股股东”） ; 金科技投资有限公司，该公司属于英属维京群岛国际商业公司法的注册公司, 注册号码578455 （以下简称“金科技”） ;和先进电池科技公司，该公司是依照特拉华州的法律注册登记（以下简称“ABAT”） 。

WHEREAS, the Selling Shareholders own, in aggregate, 100% of the registered capital of Wuxi Angell, which is a Sino-foreign joint venture organized under the laws of The People’s Republic of China (“PRC”) on December 4, 2002 with a registered address at Wuxi New District Shuofang Industrial Park upon the approval of Wuxi New District Economic Commission of JiangSu Province of the PRC;

鉴于, 售股股东总共拥有 100 ％无锡安久注册资本，这是一个中外合资企业, 其依循中华人民共和国之下的法律（中国）于2002年12月4日成立, 注册地址在无锡新区硕放工业园区, 并经中华江苏省无锡新区经济委员批准;

WHEREAS, Cashtech is a wholly-owned subsidiary of ABAT;

WHEREAS, ABAT desires to acquire ownership of Wuxi Angell and the Selling Shareholders are willing to sell the ownership of Wuxi Angell to Cashtech, all on the terms and subject to the conditions herein.

NOW, THEREFORE, it is agreed:

鉴于, ABAT拥有金科技公司;

     鉴于,ABAT意欲收购无锡安久所有权,售股股东也愿意按以下的条款与条件出售无锡安久所有权给金科技。

     因此，现在大家同意：

1.           Definitions.  As used herein, the following terms shall have the meanings set forth below:
1.           定义. 正如本文中所使用的下列术语应具有的含义如下：

a.           “Applicable Law” means any domestic or foreign law, statute, regulation, rule, or ordinance applicable to the businesses or corporate existence of Cashtech, Wuxi Angell or ABAT.

a.     “适用法律” 是指任何国内或国外适用于金科技, 无锡安久或ABAT的法律，法规，规章，规则或条例适用于该企业或公司.

b.           “GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

b.     “公认会计原则” 是指普遍接受的会计原则, 在美国所颁布的美国注册会计师协会和财务会计标准委员会或任何继承机构关于处理任何会计事项。

c.           “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

c.    留置权
 是指对于任何财产或资产，任何抵押，留置权，质押，抵押，担保权益，债权，抵押权，专利权益，任何其它的不良债权的任何种类等方面的财产或资产，或任何其它约束或限制的任何性质。

d.           “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

d.           “税” （和，与相关的含义， “税”和“应课税” ）是指：

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or tax authority responsible for the imposition of any such Tax (domestic or foreign), and

(i）任何收入及替代或附加最低税，总收入税，销售税，使用税，从价税，转让税，特许经营税，利得税，执照税，预提税，工资税，就业税，消费税，遣散税，印花税，职业税，财产税，环境或暴利税，关税，其它税，关税，征税，政府费或其它类似的评估或收费的任何种类的任何权益或任何处罚，除了税或追加经费方面,经任何政府或税务机关负责征收任何上述税收（国内或国外）.

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(ii)由于身为相关或联合或合并企业，在任何纳税年度中有法律责任必须要按条款(i)所描述的来支付款项，

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

（iii）由于任何明示或暗示的法律补偿责任, 必须要按照条款(i)或(ii)所描述的要支付的任何款项.

e.           “Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

e.     “退税”是指任何回报，宣言，形式，要求退款或资料送回或有关税收声明，包括任何附表或附件，以及包括任何修正。

2.           Purchase of Wuxi Angell’s Registered Capital.
2.           购买无锡安久的注册资本.

a.
The Closing of the transactions contemplated by this Agreement will occur on the third business day after the Selling Shareholders notify ABAT that the transfer of the registered capital of Wuxi Angell has been registered with the appropriate authorities of JiangSu Province.   The date on which this Agreement is executed is referred to herein as the “Closing Date.”

a.	本份协议中所详述的交易截止,将发生在售股股东通知先进电池科技公司,无锡安久已转让注册资本且在所属的江苏省有关当局注册登记后的第三个交易日, 本协议的执行日即是本文提及的“截止日” 。

b.
By executive of this Agreement, the Selling Shareholders hereby agree to transfer and assign to Cashtech their interest in 100% of Wuxi Angell’s registered capital (the “Purchased Capital”) on  the Closing Date.  On the Closing Date the Selling Shareholders will deliver to ABAT a certification of the government of JiangSu Province identifying Cashtech as the owner of the registered capital of Wuxi Angell.

b.	通过执行这项协议，在截止日期时, 售股股东特此转让和分配给金科技100 ％的无锡安久的注册资本（以下简称“购买资本” ）。在截止日时，该售股股东会转让注册资本给先进电池科技公司并在江苏省有关当局登记确认金科技拥有无锡安久的注册资本。

c.	In exchange for the Purchased Capital, Cashtech shall cause the following to be delivered to the Selling Shareholders:
c.	换取购买资本，金科技须安排如下事项, 须交付售股股东：

i.	Three million six hundred and forty thousand U.S. Dollars ($3,640,000), the payment of which prior to this date is acknowledged by the Selling Shareholders;
i.	三百六十四万美元（$3,640,000USD ），这一价格在截止日前已受到售股股东的同意认可;

ii.
Seventy million Renminbi (70,000,000 RMB), which shall be wire transferred by Cashtech to the Selling Shareholders on  the Closing Date in proportion to the ownership interest of each Selling Shareholder – i.e. 42 million RMB to Wuxi Baoshiyun Autocycle Co., Ltd. and 28 million RMB to Mr. Bao Jin., said payments to be wired to such account as each Selling Shareholder shall designate in writing to Cashtech; and

ii.	七千万人民币（70,000,000 RMB） ，金科技应于签约后10日内, 依消售股东的所有权比例转出, 即4千2百万 人民币 给无锡宝时运自动车有限公司, 2千8百万给包进先生, 支付款项应以电汇的形式给售股股东, 并按售股股东提供的书面数据来执行行汇款.

iii.
Three million (3,000,000) shares of the common stock of ABAT (the “ABAT Shares”), certificates for which shall be delivered on the Closing Date in proportion to the ownership interest of each Selling Shareholder – i.e. 1,800,000 shares to Wuxi Baoshiyun Autocycle Co., Ltd. and 1,200,000 shares to Mr. Bao Jin.

iii.	300万（3,000,000）ABAT普通股的股票（以下简称”ABAT” ） ，该股票证书须于签约完成后的十日内交付，按每个股东的所有权比例分配, 即1百80万 股 给无锡宝时运自动车有限公司, 1百20万股给包进先生.

3.           Warranties and Representations of the Selling Shareholders.  In order to induce ABAT and Cashtech to enter into this Agreement and to complete the transactions contemplated hereby, the Selling Shareholders, jointly and severally, warrant and represent to Cashtech and ABAT as follows:

3.           售股股东的保证和陈述。
为促使ABAT和金科技达成本协议并完成交易，该售股股东，共同及个别，向ABAT保证和呈现于下：

a.           Organization and Standing.  Wuxi Angell is a limited liability company duly organized, validly existing and in good standing under the laws of the PRC.  Wuxi Angell is qualified to do business in PRC to the extent required by Applicable Law, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

a.           组织和地位.
中华人民共和国法律规定下, 无锡安久是一家实体有限公司, 合法地组织成立并有效地存在。无锡安久有资格在法律充许的范围内在中国做生意，并有完整的权力和权威，以执行其业务并拥有和经营自己的资产，财产和业务。

b.           Capitalization.  The registered capital of Wuxi Angell is _40,997,103.50___ RMB.  The registered capital has been fully paid.

b.           注册资本. 无锡安久的注册资本是_40,997,103.50_元人民币。注册资本已缴足。

c.           Ownership of the Purchased Capital. The Selling Shareholders are the sole owners of the Purchased Capital, free and clear of all liens, encumbrances, and restrictions whatsoever.  By the transfer of the Purchased Capital upon the Closing, Cashtech will acquire 100% ownership of Wuxi Angell, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever.

c.    购买资本的所有权.
该售股股东是唯一购买资本的所有权者，并无有任何所有留置权，抵押权的限制。在交易截止并转让购买资本后， 金科技将获得100 ％无锡安久的所有权，并无有任何所有留置权，抵押权的限制。

d.           Intellectual Property.  Wuxi Angell has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business (collectively, the “Intellectual Property Rights”).  Wuxi Angell has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by Wuxi Angell violates or infringes upon the rights of any person.  To Wuxi Angell’s knowledge, all such Intellectual Property Rights are enforceable .

d.           智慧财产权.
无锡安久有，或有使用权，所有专利，专利申请，商标，商标申请，服务标记，商业名称，商业秘密，发明，版权，执照和其它知识产权及类似的必要权利或材料的结合使用于其业务（统称为“智能财产权” ） 。无锡安久还没有收到有关公司使用的任何智能财产权有违反或侵犯任何人的权利。根据无锡安久的认知，所有这些智慧财产权有强制强制执行力.

e.           Taxes.  Wuxi Angell has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith.  There is no material claim for Taxes that is a Lien against the property of Wuxi Angell other than Liens for Taxes not yet due and payable.

e.    税.
无锡安久已经向所有政府有关单位提交所有报税表，除了善意的税收争议以外, 并已支付或应计要支付的税收,。除了尚未到期该支付的税款已外,没有任何重大税款欠税情事，并造
成对无锡安永的财产有留置权的限制。

f.           Pending Actions.  Except as set forth on Schedule 3(f) attached to this Agreement, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Wuxi Angell or against the members of its Board of Directors or the members of its Executive Body or against either Selling Shareholder that arose out of its operation of Wuxi Angell.  Neither Wuxi Angell nor either of the Selling Shareholder is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of Wuxi Angell.

f.           待行动.
除了附件中的表3(f)外,不存在任何法律上的行动，诉讼，调查行动(无论是行政或司法性质)，正在进行中会威胁到无锡安永或该公司董事会成员或其执行机构 ,或其售股股东。无锡安久及其售股股东都没有受到任何法院或仲裁者或其它有关政单位的命令，令状，判决书，强制令，命令，决定或裁决的限制，而这些命令限制等将对无锡安久的业务可能有重大不利影响。

g.           Wuxi Angell’s Financial Statements.  The Selling Shareholders have delivered to Cashtech Wuxi Angell’s financial statements for the years ended December 31, 2008 and 2007 (the “Wuxi Annual Financial Statements”) and Wuxi Angell’s financial statements for the periods ended ______________, 2009 and 2008 (the “Wuxi Interim Financial Statements”).   The Wuxi Financial Statements present fairly in all material respects the financial condition of Wuxi Angell of the dates thereof and the results of its operations for the periods identified therein.  To the knowledge of the Selling Shareholders, no adjustment or material change to the Wuxi Financial Statements is required in order to cause them to comply with GAAP.

g.    无锡安久的财务报表.
该售股股东已经给金科技无锡安久截至12月31 日的2008年和2007年财务报表年报（以下简称“无锡安久财务报表 年报” ）和截至 月 日的2009年和2008年 季报（以下简称“无锡安久期中财务报表“ ）。无锡财务报表呈现所有无锡安久重大方面的财务状况，并呈现确定时期内的业务成果。在售股股东的的认知内，无锡安久财务报表并不需要作调整或做重大改变,以使他们遵守公认会计原则。

h.           Subsequent Events.  Since January 1, 2009 (the date of the most recent balance sheet in the Wuxi Interim Financial Statements):

h.           期后事项.
自 2009年__1__月__1__日以来, （无锡最新资产负债表中的日期） ：

A.	there has not been any material adverse change in the business, operations, properties, assets, or condition of Wuxi Angell;

A.	无锡安久没有发生营运，财产，资产上的任何重大不利变化状况;

B.
Wuxi Angell has not (i) made, or agreed to make, any payment of dividends or distributions of any assets of any kind whatsoever to the Selling Shareholders; (ii) made any material change in its method of management, operation, or accounting; (iii) entered into any material agreement or material transaction; or (iv) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

B.	无锡安久还没有（i）提出，或同意作出任何支付股息或分配任何资产给售股股东; （ii）对管理及营运及会计功能作出任何重大变化; （iii）订立任何重大的协议或交易;或（iv）对任何目前或前任高管或雇员作出任何支付奖金或特别补偿或或任何遣散或终止支付的安排.

C.
Except as set forth on Schedule 3(i)(C) attached hereto, Wuxi Angell has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Wuxi Angell balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold, transferred or otherwise disposed of, or pledged, mortgaged or encumbered in any way any of its assets or rights or any revenues derived therefore, other than sales of products and services in the ordinary course of business; (iv) canceled any material debts or claims;  (v) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party; (vi) adopted or amended any employee benefit plan, compensation commitment, severance agreement or employment contract (other than employment at-will arrangements that do not require severance or termination payments) to which any director, officer or employee of Wuxi Angell is a party or a participant; (vii) acquired any assets or property or made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed 300,000 RMB in the aggregate; or (viii) agreed  to do any of the foregoing.

C.
除了附件中的表3(i)(C)外,无锡安久没有（一）借款或同意借用任何资金或费用，或接受任何重大义务或法律责任（绝对或有条件的）,除了正常业务过程中而发生的负债以外; （二）支付任何重大义务或法律责任（绝对或有条件的）, 除了显示在最近的无锡安久的资产负债表中的流动负债及自该日起在正常经营过程中所产生的流动负债; （三）出售，转让或以其它方式处置，或质押，抵押或担保其任何资产或权利或任何收益,除了在正常经营过程中销售产品和服务以外; （四）取消任何重大负债或债权债务; （五）允许合同,协议或执照上的重大修正或终止; （六）通过或修正任何雇员的福利计划，补偿承诺，遣散协议或劳动合同（除了不需要做解雇或终止雇用付款的雇用安排外）, 其中无锡安永的任何董事，高管人员或雇员乃是其中一方的当事人; （七）收购任何资产或财产，或作出任何资本支出，或增加或改进或承诺，除了那些总额不超过30万人民币的项目已外;或（八）同意做任何上述情况。

i.           No Debt Owed to the Selling Shareholders.  Except as specifically identified in the Wuxi Financial Statements, Wuxi Angell does not owe any money, securities, or property to either of the Selling Shareholders or to any affiliate of either of the Selling Shareholders.

i.           对售股股无拖欠债务。
除特别在无锡安久的财务报表上指明，无锡安久不欠任何金钱，有价证券，或财产, 给任何售股股东或任一售股股东的关系人。

j.           Validity of the Agreement.  This Agreement has been duly executed by each of the Selling Shareholders and constitutes its valid and binding obligation, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Charter or the Foundation Agreement of Wuxi Angell, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which Wuxi Angell or either of the Selling Shareholders is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by  Wuxi Angell can continue to be so conducted after completion of the transaction contemplated hereby.

j.    协议的有效性.
每一个售股股东已正式执行这项协议，并构成其有效和有约束力的义务，但受制于适用的破产，重组，破产，暂停或其它有关的法律，或会影响到债权人的权利。在执行和交付本协议以及履行其宗旨,并不会导致违反无锡安久的任何条款或条件，或构成不履行或违反无锡安久的公司章程或成立协议，或任何重大协议，租赁，抵押，债券，契约，许可证或其它材料的文件或承诺(口头或书面)，其中无锡安久或任一售股股东是其中当事人之一,.本份协议的执行也不会行违反任何命令，令状，禁令，法令，法律，规则或任何法院，监管机构或其它政府机构的法规. 现在无锡安久所从事的业务仍可以在交易完成后继续进行。

k.           Investment Intent.  Each Selling Shareholder is acquiring the ABAT Shares for its own account, for investment only, and not with a view towards the public sale or distribution thereof within the United States of America, except pursuant to sales registered or exempted under the Securities Act of 1933.

k.           投资意向.
个销售股东所持有ABAT的股份放于自己拥有的账户，只适用于投资，并无意在美国对大众出售或分配，除了 根据1933年美国证券法获豁免或登记注册外。

4.           Warranties and Representations of Cashtech and ABAT .  In order to induce the Selling Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Cashtech and ABAT warrant and represent to the Selling Shareholders that:

4.           金科技和ABAT的保证和表述.
为促使售股股东签订本协议并完成交易,在此， 金科技和ABAT对售股股东的保证和表述是：

a.           Organization and Standing.  Cashtech is an International Business Company duly organized, validly existing and in good standing under the laws of the British Virgin Islands.  ABAT is a corporation duly organized, validly existing and in good standing under the State of Delaware.

a.           组织和地位.
依英属维京群岛的法律规定,金科技是一个合法成立并有效存在的国际商业公司。ABAT是一家在特拉华州合法成立存在的公司。

b.           Issuance of ABAT Common Stock. The ABAT Shares to be issued hereunder to the Selling Shareholders, when so issued, will be duly authorized, fully paid and non-assessable.

b.           发行ABAT普通股股票.
ABAT将正式发行股份给给售股股东，因此发行时，该股份将获得充分的授权允许,全额支付和无其它未表明的限制。

c.           Validity of the Agreement.  All corporate and other proceedings required to be taken by Cashtech and ABAT in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Cashtech and ABAT, and constitutes a valid and binding obligation of Cashtech and ABAT except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, ABAT's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which either Cashtech or ABAT is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

c.           合同的有效性.
金科技公司和ABAT公司要求的以便进入和开展这份合同的所有企业和其它程序已按计划进行中。这份合同已由金科技公司和ABAT公司正式执行，并对金科技公司和ABAT公司构成一个有效的和有约束力的义务, 但受制于适用的破产，重组，破产，暂停或其它有关的法律，或会影响到债权人的权利。。在执行和交付本协议以及履行其宗旨并不会导致违约任何条款或条件的违约，或构成不履行或违反ABAT公司注册证书或章程，或违反任何协议，租赁，抵押贷款，债券，契约，许可证或其它文件或承诺(口头或书面的)，而金科技公司或者ABAT公司作为当事者或者可能受到影响,或会违反任何命令，令状，禁令，法令，法律，规则或任何法院监管机构或其它政府机构的法规下,递交和实施。

d.           Trading Status.  ABAT's common stock is listed for trading on the NASDAQ Capital Market, with the trading symbol “ABAT.”

d.           股票交易状况.
ABAT公司的普通股股票已在纳斯达克资本市场上市交易，交易代码为“ABAT”

e.           SEC Status.  ABAT is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.  Prior to the Closing, ABAT will have filed all reports required by the applicable regulations of the Securities Exchange Commission. All of the filings by ABAT under the Exchange Act within the past three years, as amended, were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

e.           在美国证券交易委员会的状况.
ABAT公司根据1934年编订的证券交易法第12（ g ）条款的规定注册登记。在交易结束前，ABAT公司将提交证券交易委员会所要求的所有报告。在过去三年内, 根据证券交易法ABAT公司提交的所有文件是真实，正确和完整的，并没有误导，也没有忽略对任何重大事件的陈述而使公开文件中有误导性的声明。

f.           Compliance with Laws.  The operations of Cashtech and ABAT have been conducted in all material respects in accordance with all Applicable Laws.

f.           遵守法律.
金科技公司和ABAT公司的业务在各个重大方面均按照所有适用的法律进行操作。

5.           Condition Subsequent:  Audit
On or prior to the 60th day after the Closing Date, the Selling Shareholders shall deliver to ABAT an unqualified audit opinion rendered by Bagell Josephs, Levine & Co, CPA with respect to the Wuxi Annual Financial Statements.

5.           后决条件: 审计.
在截止日期之后60天之内，出售的股东应向ABAT公司递交无保留审计意见, 该审计意见由Bagell Josephs,Levine公司提供，该会计师事务所对无锡安久公司进行财务报表审计。

b.           Right of Rescission.   If the condition subsequent set forth in this Section 5 is not satisfied (a “Subsequent Default”), Cashtech shall have the right to rescind the purchase of the Registered Capital.  If a Subsequent Default has occurred and is not cured, Cashtech may exercise the right of rescission during the period commencing on the 60th day after the Closing Date and ending on the 180th day after the Closing Date by giving written notice of rescission to the Selling Shareholders (the “Rescission Notice”).  The Rescission Notice shall designate a date for closing of the rescission (“Rescission Date”), which shall be no less than twenty (20) and no more than sixty (60) days after the delivery of the Rescission Notice.  The closing of the rescission shall take place at the offices of Wuxi Angell in Wuxi.  On the Rescission Date, Cashtech shall deliver to the Selling Shareholders documents sufficient to transfer to them the registered capital of Wuxi Angell, and the Selling Shareholders will deliver to Cashtech certificates for the ABAT Shares endorsed in blank, and shall make a wire transfer to an account designated by Cashtech of the sum of 70 million RMB plus the equivalent in RMB of three million six hundred and forty thousand U.S. Dollars, based on the exchange rate quoted by the Bank of China on the Rescission Date.  In the event that the Subsequent Default is cured after the Rescission Notice is given but prior to the Rescission Date, the rescission will be completed unless Cashtech agrees to waive its right of rescission.

b.           撤销权.
如果对第5条中所列出的任何一种状况并无充分达成（“以后发生的违约行为” ） ， 金科技公司有权撤销购买无锡安久的注册资本。如果以后发生的违约行为已经发生，而且没有解决， 金科技公司可在交易结束后60天起至180天以内行始其撤销权，并以书面形式通知出售方股东其撤销决定（以下简称“撤销通知书” ） 。撤销通知书指定撤销的完成日期（ “撤销日期” ） ，应不少于交付撤销通知书后20天并不超过60天。撤销应在无锡安九的办公室完成。在撤销之日， 金科技公司应交付出售方股东足够的文件以将无锡安久的注册资本转回给出售方股东, 且出售方股东将交付金科技公司其无转让限制的ABAT股票证书，并应作出电汇总共7,000万人民币以及相当于364万美元的人民币到金科技公司指定的帐户，汇率按撤销日期当日中国人民银行牌价计算。如果违约行为的解决是在撤销通知发出后，但在撤销日期之前，撤销将继续完成，除非金科技公司同意放弃撤销权。

6.	Restrictions on Resale of ABAT Shares.
6.            关于ABAT公司所持股票再买卖的约束.

The ABAT Shares to be issued by ABAT to the Selling Shareholders hereunder will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) ABAT receives an opinion of its counsel that an exemption from the registration requirements of the Securities Act of 1933 is available.

ABAT公司将要给出售方股东印发的ABAT股票将不会根据1933年编订的美国证券法或任何国家的证券法进行注册，不能在美国转移，抵押，出售或以其它方式处置, 直到（i）根据1933年美国证券法对这类证券注册并被宣布有效，或（ii）ABAT公司收到律师的意见说，根据1933年美国证券法适用规定免除注册要求。

The certificates representing the shares which are being issued to the Selling Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

根据本协议, 作为发给出售方股东的股票的证书应包括以下内容:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR ADVANCED BATTERY TECHNOLOGIES, INC. RECEIVES AN OPINION OF COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

“本证书所代表的证券没有根据1933年证券法的规定进行注册，不得出售，转让，质押或以其它方式处置，直至被宣布有效或ABAT公司收到律师意见说将可对这种证券免除注册要求。”

7.           Arbitration. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under China International Economic and Trade Arbitration Commission Rules which are deemed to be incorporated by reference into this clause.  The number of arbitrators shall be one.  The seat, or legal place, of arbitration will be Harbin, PRC.  The language to be used in the arbitral proceeding shall be Chinese.

7.          仲裁.
任何由本协议引起的或者与本协议相关的争端，包括任何就其存在，有效性或终止的问题，应提交仲裁, 最终仲裁乃根据这条款认可的中国国际经济贸易仲裁委员会规则解决.仲裁者人数为一人. 仲裁机构应在中国哈尔滨，仲裁程序中所使用的语言为中文.

8.           Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made as follows:

8.           通知.
按照这个合同规定, 所有的通知和交流文件都应该以书面形式并且按以下规定执行:

(a)          If sent by facsimile transmission, when transmitted to the fax numbers noted below and receipt is confirmed by the fax machine; or

(a)          如果用传真方式传递, 请把文件传递到下面列出的传真号码并且得到传真机传送成功确认的收据

(b)	If personally delivered, when delivered.

(b)          如果是亲自送达, 记下在何时送达的.

All notices and other communications under this Agreement shall be sent or delivered as follows:
按照这个合同规定, 所有的通知和其它的交流文件都应该寄到或者送到下面的地址:

If to the Selling Shareholders, to: No.18, YufengRoad, Shuofang Industrial Park,Wuxi,Jiangsu,China

如果寄给出售的股东, 请寄到:中国江苏无锡硕放工业园区裕丰路18号

Insert address for selling shareholders
Fax Number:  86 - 0510 85261985

(列上出售的股东的地址和电话, 传真等)

If to Cashtech or ABAT, to: 21 West 39th Street, Suite 2A, New York, NY 10018

如果寄给金科技公司或者ABAT公司, 请寄到: 21 西, 39 街, 2A 室, 纽约市, 纽约邮编 10018
Insert ZQPT address
Fax Number:  212-391-2751

(列出中强公司的地址和电话, 传真等)

Each Party may change its address by written notice in accordance with this Section.
根基合同中写明的, 每个公司都若要更改它的地址, 需要有书面通知.

9.           Counterparts; Translations.  This Agreement shall be written in Mandarin Chinese and in an English language translation.  The Agreement executed by the parties shall be in Chinese, and that version of the Agreement shall govern.  The Agreement may be executed in multiple facsimile counterparts.  Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

9.          副本;翻译.
本协定应以汉语普通话和英语翻译形式书写。由各方执行的协定应为中文，并以该中文版本的协定为准且具有法律效益的主导地位。该协议可能以多种副本形式来执行。每个副本都应被视为原始文件，所有递送至各方的副本将构成同一个具有约束力的协定。

10.           If there has any point unclear, parties could use supplemental agreement to state; this havethe same legal effect.
10.           为尽事宜双方可用补充协议补充, 具有同等法律效力.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page. 以下签字各方于本合同第一页上的日期时间签字.

ADVANCED BATTERY TECHNOLOGY INC.:  ABAT公司

By: /s/ Fu Zhiguo
               Fu, Zhiguo, Chairman  付治国, 总裁

CASHTECH INVESTMENT LIMITED  金科技投资有限公司

By: /s/ Fu Zhiguo
Fu, Zhiguo, Chairman  付治国, 总裁

WUXI BAOSHIYUN AUTOCYCLE CO., LTD. 无锡市保时运自动车公司

By: /s/________________

MR. BAO, JIN.  包进先生

By:  /s/ Bao Jin